UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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GoHealth, Inc.
(Name of Registrant as Specified In Its Charter)

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GoHealth, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 18, 2025
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)

GOHEALTH, INC.
222 West Merchandise
Mart Plaza
Suite 1750
Chicago, Illinois 60654
April 28, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of GoHealth, Inc. at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), on Wednesday, June 18, 2025. The Annual Meeting will be a completely virtual meeting conducted via live webcast. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, you must go to www.virtualshareholdermeeting.com/GOCO2025 and enter the 16-digit control number found in your proxy materials.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented and voted on at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 48 of the Proxy Statement for more information about how to attend the Annual Meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Clinton P. Jones	Brandon M. Cruz
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

i

GOHEALTH, INC.
222 West Merchandise Mart Plaza
Suite 1750
Chicago, Illinois 60654
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 18, 2025
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.com/GOCO2025
Items of Business:
1.
To elect Brandon M. Cruz, Alan Wheatley, and Abhiraj R. Modi as Class II Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”);
4.	To approve an amendment to the Company’s 2020 Incentive Award Plan; and
5.	To transact such other business as may properly come before the meeting.
Record Date: Only stockholders of record at the close of business on April 21, 2025 will be entitled to receive notice and to vote at the meeting.
Your vote is important to us. Please execute your proxy promptly.

By Order of the Board of Directors,

Brad Burd
Chief Legal Officer and Corporate Secretary
April 28, 2025

ii

GOHEALTH, INC.
222 West Merchandise Mart Plaza
Suite 1750
Chicago, Illinois 60654
PROXY STATEMENT INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoHealth, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 18, 2025 (the “Annual Meeting”), at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), and at any continuation, postponement, or adjournment thereof. The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOCO2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, subject to the GoHealth Holdings, LLC Agreement, comprised of shares of our Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), Class A common stock, $0.0001 par value per share, and our Class B common stock, $0.0001 par value per share (together, our “common stock”), as of the close of business on April 21, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 50,000 shares of Series A Preferred Stock, 11,083,440 shares of Class A common stock and 12,623,288 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Holders of the Series A Preferred Stock vote as a single class with the holders of Class A common stock (and any other classes as applicable) based upon the number of Class A common stock shares that would be granted upon conversion as of the Record Date and subject to the voting cap noted below. As of the Record Date, the Series A Preferred Stock were convertible into 5,810,853 shares of Class A common stock; however, the voting interests of the two holders of Series A Preferred Stock is capped at 9.99% and 4.99% pursuant to the Certificate of Designation. Each share of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about April 28, 2025 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 18, 2025
This Proxy Statement and our 2024 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Brandon M. Cruz, Alan Wheatley, and Abhiraj R. Modi as Class II Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”);
•	To approve an amendment to the GoHealth, Inc. 2020 Incentive Award Plan; and
•	To transact such other business as may properly come before the meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or via the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Brandon M. Cruz, Alan Wheatley, and Abhiraj R. Modi;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•	FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and
•	FOR the approval of an amendment to the GoHealth, Inc. 2020 Incentive Award Plan.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have nine (9) directors on our Board. The Board has nominated three (3) Class II Directors, Brandon M. Cruz, Alan Wheatley, and Abhiraj R. Modi, to be elected to the Board at the Annual Meeting. If elected by our stockholders, each nominee will serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2028. Each director will hold office until such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2027 Annual Meeting; Class II, whose term will expire at the Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting; and Class III, whose term will expire at the 2026 Annual Meeting. The current Class I Directors are Alexander Timm, David Fisher and Vijay Kotte; the current Class II Directors are Brandon M. Cruz, Alan Wheatley and Abhiraj R. Modi; and the current Class III Directors are Clinton P. Jones, Jeremy W. Gelber and Dr. Karoline H. Hilu.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
In connection with the IPO of our Class A common stock in July 2020, we entered into a Stockholders Agreement between the Company and certain stockholders of the Company, including Centerbridge and NVX Holdings (the “Stockholders Agreement”). As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Agreement, we expect that the parties to the Agreement acting in conjunction will control the election of directors at GoHealth. For more information, see “Corporate Governance-Stockholders Agreement.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that any of Mr. Cruz, Mr. Wheatley, and Mr. Modi should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Cruz, Mr. Wheatley, or Mr. Modi will be unable to serve if elected. Each of Mr. Cruz, Mr. Wheatley, and Mr. Modi has consented to being named in this Proxy Statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the below Class II Director nominees.
Nominees For Class II Directors (terms to expire at the 2028 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Position with GoHealth
Brandon M. Cruz	47	Co-Chairman of the Board of Directors
Alan Wheatley	57	Director
Abhiraj R. Modi	36	Director

The principal occupations and business experience of each Class II Director nominee for election at the Annual Meeting are as follows:
Brandon M. Cruz
Brandon M. Cruz is the Co-Founder of GoHealth, Inc. and Co-Chairman of GoHealth, Inc.’s Board of Directors. He served as GoHealth, Inc.’s Chief Strategy Officer and Special Advisor to the Executive Team from 2020 to 2022. Prior to this role, he served as President of GoHealth, Inc. since its founding in 2001 until 2020. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding. He has also served as a member of GoHealth Holdings, LLC’s board of managers since 2019. He serves on the board of directors of HealthJoy, LLC, a private health tech company, and on the board of directors of EV3 Global LLC, a private technology company. Mr. Cruz holds a Bachelor of Science degree in Management Information Systems from Miami University and is a member of the Miami University Business Advisory Council. We believe Mr. Cruz is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Strategy Officer and Special Advisor to the Executive Team.
Alan Wheatley
Alan Wheatley has served as a member of GoHealth, Inc.’s Board of Directors since July 9, 2024. Mr. Wheatley most recently served as the President of Medicare and Medicaid for Humana Inc. (NYSE: HUM), a provider of medical and specialty insurance products, from September 1991 to December 2022. He currently serves as a director and advisor to various healthcare companies, including as Executive Chairman of the Board at Cano Health since June 2024, Executive Chairman of the Board of Sevita since February 2020, a Director of Evergreen Nephrology since February 2023, and a Director of Help at Home, a senior home care provider, since October 2022. Mr. Wheatley earned a bachelor’s degree in business administration from the University of Kentucky and an M.B.A. from the University of Louisville. We believe Mr. Wheatley is qualified to serve on GoHealth, Inc.’s Board of Directors due to his substantial experience in the insurance industry, extensive knowledge of the Medicare sector, and years of leadership experience.
Abhiraj R. Modi
Abhiraj R. Modi has served as a member of GoHealth, Inc.’s Board of Directors since July 9, 2024. Mr. Modi has worked at Centerbridge, a multi-strategy investment firm since, July 2013, where he has served as a Managing Director since 2022, and as a Principal from 2017 to 2021. He currently serves as a Director of Cascade Financial Holdings, LLC. Prior to joining Centerbridge, Mr. Modi was an Analyst in the Mergers and Acquisitions Advisory Group at The Blackstone Group L.P. from July 2011 to June 2013. Mr. Modi earned a B.S.E. from the Fisher Management Technology Platform at the Wharton School of the University of Pennsylvania, and a B.A.S. from The School of Engineering and Applied Science at the University of Pennsylvania. We believe Mr. Modi is qualified to serve on GoHealth, Inc.’s Board of Directors due to his broad financial knowledge and experience.

Continuing members of the Board of Directors:
Class I Directors (terms to expire at the 2027 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Position with GoHealth
Alexander Timm	36	Director
David Fisher	56	Director
Vijay Kotte	47	Director and Chief Executive Officer

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Alexander Timm
Alexander Timm has served as a member of GoHealth, Inc.’s Board of Directors since 2020 and as a member of GoHealth Holdings, LLC’s board of managers since 2020. Since 2015, Mr. Timm has served as the Chief Executive Officer and a member of the Board of Directors of Root, Inc. (Nasdaq: ROOT), an insurance company, which he co-founded that same year. Additionally, from 2011 to 2015, Mr. Timm worked at Nationwide Insurance as a senior consultant in corporate strategy. Mr. Timm holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Actuarial Studies, Accounting and Mathematics from Drake University. We believe Mr. Timm is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive insurance industry experience, as well as his success in the entrepreneurial, technology, and data science industries.
David Fisher
David Fisher has served as a member of GoHealth, Inc.’s Board of Directors since 2022. Since January 2013, Mr. Fisher has served as Chief Executive Officer and President, and since November 2014 as Chairman of the Board of Directors, of Enova International, Inc. (NYSE: ENVA) (“Enova”), a leading technology and analytics company focused on online financial services. Prior to joining Enova, Mr. Fisher served as the Chief Executive Officer and member of the Board of Directors of optionsXpress Holdings, Inc. (“optionsXpress”), during which time he spearheaded the company’s sale to Charles Schwab Corporation. Before joining optionsXpress, he held Chief Financial Officer positions at Potbelly Sandwich Works and Prism Financial Corporation. Mr. Fisher also currently serves as a director of FRISS, a global provider of fraud and risk solutions for property and casualty insurers, since 2019. He formerly served as a director of Fathom Digital Manufacturing Corp. (NYSE: FATH), a provider of dynamic advanced manufacturing services, from 2021 to 2024, GrubHub Inc., a leading online and mobile food-ordering company, from 2012 to 2021, Just Eat Takeaway.com, an online food ordering and delivery company, from 2021 to 2022 and Innerworkings, Inc., a global print management firm, from 2012 to 2019. Mr. Fisher holds a Bachelor of Science degree in finance with high honors from the University of Illinois at Urbana-Champaign and a juris doctor, Magna Cum Laude, from the Northwestern University School of Law. Mr. Fisher’s extensive business and leadership experience with large companies, along with his vast knowledge and experience in financial matters, make him well qualified to serve as a director and as Chair of the Audit Committee.
Vijay Kotte
Vijay Kotte joined GoHealth, Inc. as Chief Executive Officer in 2022. Mr. Kotte brings more than two decades of experience developing and transforming innovative healthcare models and Medicare-focused platforms at public and private ventures. Prior to GoHealth, Mr. Kotte served as Chief Solutions Officer and Executive Vice President, Strategy and Corporate Development at R1 RCM Inc. (“R1”) (Nasdaq: RCM), a healthcare revenue cycle management company, from 2019 to 2022. In this role, he was responsible for R1’s physician-focused operations, including growth, product development, and strategic initiatives. Prior to R1, Mr. Kotte was the Chief Value Officer for DaVita Medical Group, one of the nation’s leading independent medical groups that operates medical clinics providing primary and specialist care, from 2014 to 2019 and, prior to that, Mr. Kotte served in various financial and operational roles with various entities in the healthcare industry. Mr. Kotte holds a Bachelor’s degree in Business Administration with a focus on Finance and Organizational Management from Emory University and an MBA from the Kellogg School of Management, Northwestern University. Mr. Kotte’s experience in innovative healthcare models, public company financial operations, strategy and leadership make him well qualified to serve as a director of GoHealth, Inc.

Class III Directors (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Position with GoHealth
Clinton P. Jones	47	Co-Chairman of the Board of Directors
Jeremy W. Gelber	49	Director
Karoline H. Hilu, M.D.	43	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Clinton P. Jones
Clinton P. Jones is the Co-Founder of GoHealth, Inc. and Co-Chairman of GoHealth, Inc.’s Board of Directors. He served as GoHealth, Inc.’s Chief Executive Officer from GoHealth, Inc.’s founding in 2001 until 2022. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding in 2001. He has also served as a member of GoHealth Holdings, LLC’s board of managers since 2019. He also serves as a member of the board of directors of Bridge Legal, a legal software provider, Bridge Ventures, a venture capital firm, and Rezilient Health, a private healthcare company. From June 2000 to January 2001, Mr. Jones served as Intranet Market Manager for Holt Value, a former division of Credit Suisse Group AG. Mr. Jones holds Bachelor of Science degrees in both Marketing and Management Information Systems from Miami University. We believe Mr. Jones is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Executive Officer.
Jeremy W. Gelber
Jeremy W. Gelber has served as a member of GoHealth, Inc.’s Board of Directors since 2020 and as a member of GoHealth Holdings, LLC’s board of managers since 2019. Mr. Gelber has been a Senior Managing Director of Centerbridge since 2018, a multi-strategy private investment firm, where he focuses on investments in the healthcare sector, and also serves as a member of the boards of directors of Civitas Solutions, Inc., a provider of home- and community-based health and human services, Help at Home, a senior home care provider, Medical Solutions LLC, a provider of workforce solutions in the healthcare industry, and Specialty 1 Partners, a dental surgical specialty platform. Prior to joining Centerbridge, Mr. Gelber was a Partner at Pamplona Capital, a private equity firm, from 2013 to 2018, and also served as Executive Director in the Healthcare Investment Banking Division at Morgan Stanley from 2006 until 2013. Mr. Gelber holds a Bachelor of Science degree from Dartmouth College and a Doctor of Medicine degree from Jefferson Medical College. We believe Mr. Gelber is qualified to serve on GoHealth, Inc.’s Board of Directors due to his knowledge of the healthcare industry, broad financial expertise and many years of leadership experience.
Dr. Karoline H. Hilu
Dr. Karoline H. Hilu has served as a member of GoHealth, Inc.’s Board of Directors since 2023. Dr. Hilu currently serves as an independent director and advisor to several high-growth public and private health tech companies, including HealthJoy, LLC, a private health tech company, since 2021. She was the founding Chief Executive Officer of Emsana Health, Inc., a value-based purchasing start-up, from May 2020 to December 2020, as well as Chief Strategy Officer of Crossover Health, a pioneer in the tech-enabled direct primary care industry from 2015 to 2020. She started her career in corporate strategy at The Advisory Board Company and in healthcare investing at HLM Venture Partners and Merrill Lynch. Dr. Hilu earned a bachelor’s degree from Harvard University and an MD and an MBA in Finance and Accounting from the University of Chicago. Dr. Hilu’s extensive experience in both strategy and the healthcare field, specifically in growth and technology areas, along with her leadership experiences make her well-positioned to serve as a director.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2025 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
The Audit Committee and the Board of Directors unanimously recommend a vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and pursuant to applicable U.S. Securities and Exchange Commission (“SEC”) regulations.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
David Fisher (Chair)
Karoline H. Hilu, M.D.
Alexander Timm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and other services:

Fee Category	2024	2023
Audit Fee	$3,113,185	$3,591,285
Audit-Related Fee	$—	$31,000
Tax Fee	$176,758	$438,310
All Other Fees	$—	$—
Total Fees	$3,289,943	$4,060,595

Audit Fees
Audit fees consist of all professional services rendered in connection with (a) the audit of our annual consolidated financial statements, (b) the reviews of our quarterly consolidated financial statements, and (c) consents and review of other documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of professional services rendered in connection with the audit of our 401(k) retirement plan.
Tax Fees
Tax fees consist of tax compliance preparation services.
All Other Fees
All other fees consist of services not captured in the audit or audit-related categories.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre- approved services from time to time, based on subsequent determinations.

Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders an opportunity to cast an advisory vote to approve of the compensation of our “named executive officers” (or “NEOs”), as disclosed in this Proxy Statement.
As described in detail under the heading “Executive Compensation” in this Proxy Statement, our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to stockholders; reward high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the compensation tables and the related narrative disclosure contained in this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this Proxy Statement. Accordingly, our Board of Directors recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”
Advisory Vote
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs. The Board has decided to include a say-on-pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future say-on-pay votes.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

Proposal 4: Approval of an Amendment to the Company’s Amended and Restated 2020 Incentive Award Plan
Background
We are asking our stockholders to approve the second amendment to the 2020 Incentive Award Plan, as amended (the “2020 Plan”), to increase the number of shares authorized and available for issuance under the 2020 Plan by 225,000 shares (the “Plan Amendment”). The 2020 Plan makes certain shares of Company Class A common stock (“Class A Shares”) available to the Company to issue to employees as an incentive for outstanding performance. We believe issuing Class A Shares to the employees as part of their compensation helps to align the interests of employees with that of the stockholders. The 2020 Plan permits Class A Shares to be issued in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”) or other similar awards. The 2020 Plan provides that 431,023 Class A Shares, after reflecting the impact of our November 2022 1-for-15 reverse stock split (the “Reverse Stock Split”) would initially be made available for issuance pursuant to the 2020 Plan. In 2022, our stockholders approved an amendment to the 2020 Plan (the “2022 Amendment”) to increase the number of Class A Shares available under the 2020 Plan by 684,507 Class A Shares, after reflecting the impact of the Reverse Stock Split. In addition, at the beginning of each calendar year beginning in 2021, additional shares may be added to the 2020 Plan in an amount equal to 5% of the Class A Shares outstanding as of the last day of the previous fiscal year (the “Original Annual Evergreen”). As a result of the Original Annual Evergreen, 280,651 Class A shares were added under the 2021 Original Annual Evergreen and 384,967 Class A shares were added under the 2022 Original Annual Evergreen, in each case, after reflecting the impact of the Reverse Stock Split. Following the 2022 Amendment, at the beginning of each calendar year beginning in 2023, additional shares may be added to the 2020 Plan in an amount equal to 5% of the Class A Shares and Class B common stock (“Class B Shares”) outstanding as of the last day of the previous fiscal year (the “Annual Evergreen”). As a result of the Annual Evergreen, 1,099,888 Class A Shares were added under the 2023 Annual Evergreen, 1,123,218 Class A Shares were added under the 2024 Annual Evergreen and 1,150,198 Class A Shares were added under the 2025 Annual Evergreen, in each case, after reflecting the impact of the Reverse Stock Split. A total of 5,154,452 Class A shares are authorized under the 2020 Plan, after reflecting the impact of the Reverse Stock Split.
As of April 21, 2025, there were 55,342 Class A Shares that remained available for future issuances under the 2020 Plan. Given the limited number of shares that currently remain available under the 2020 Plan, the Board and management believe it is important that the Plan Amendment be approved in order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company’s future success and to further align their interests with stockholder interests. In addition, as noted below, the Company expects to grant a RSU award to Mr. Vijay Kotte, our Chief Executive Officer, pursuant to the terms of an amendment to his employment agreement entered into with the Company on April 1, 2025. Under the employment agreement amendment, Mr. Kotte is eligible to receive a 2025 annual grant of RSUs equal to $5,000,000, with the number of shares subject to the 2025 annual grant determined by the closing price of the Company’s stock on April 1, 2025 and issued in two parts: (a) a RSU award with respect to 185,000 shares of Company common stock, with a grant date of April 1, 2025 and which was issued to Mr. Kotte, and (b) a RSU award in an amount necessary to equal $5,000,000 (when subtracting the value of the 185,000 RSUs issued on April 1, 2025), with a grant date on or around July 1, 2025, subject to approval of an increase in the available shares under the 2020 Plan at the Annual Meeting. As noted below, the Company expects that the RSU grant to Mr. Kotte will be with respect to 218,551 shares of Company common stock.
The Company has 23,706,728 shares of outstanding common stock with 11,083,440 shares of stock being in the form of Class A Shares and 12,623,288 shares of stock being in the form of Class B Shares. The Board has determined it would be appropriate and beneficial to the Company and in the best interests of the Company’s stockholders to increase the number of Class A Shares available under the 2020 Plan by 225,000 Class A Shares, with 218,551 shares of the increase intended to be granted to Mr. Kotte pursuant to the terms of his amended employment agreement.
Description of the Amended Plan
The 2020 Plan became effective prior to the IPO. A summary of the material features of the 2020 Plan, as proposed to be amended by the Plan Amendment (the “Amended Plan”), is provided below. The summary is qualified in its entirety by, and made subject to, the complete text of the 2020 Plan (as proposed to be amended by the Plan Amendment) attached as Appendix A to this proxy statement.

Eligibility. Our employees, consultants and directors, and the employees and consultants of our parents and affiliates, will be eligible to receive awards under the Amended Plan. As of April 21, 2025, approximately 1,825 employees of us and our parents and affiliates and all eight of our non-employee directors are eligible to participate in the Amended Plan if selected by the plan administrator for participation. While consultants are eligible to participate in the Amended Plan, the Company does not have a practice of granting equity awards to its consultants, and, at this time, does not foresee changing this practice.
Administration. The Amended Plan is administered by our Board with respect to awards to non-employee directors and by our Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under the Amended Plan, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration conditions.
Limitation on Awards and Shares Available. A total of 431,023 Class A Shares, adjusted to reflect the impact of the Reverse Stock Split, were initially available for issuance under the 2020 Plan. In 2022, our stockholders approved an amendment to the 2020 Plan to increase the number of Class A Shares available under the 2020 Plan by 684,507 Class A Shares. The number of shares available for issuance is scheduled to be increased by an annual increase on January 1 of each calendar year beginning in 2021 and ending in and including 2030, equal to the lesser of (A) 5% of the sum of the Class A Shares outstanding on the final day of the immediately preceding fiscal year and (B) a smaller number of shares as determined by our Board. As a result of the Original Annual Evergreen, 280,651 Class A shares were added under the 2021 Original Annual Evergreen and 384,967 Class A shares were added under the 2022 Original Annual Evergreen, in each case, after reflecting the impact of the Reverse Stock Split. Following the 2022 Amendment, at the beginning of each calendar year beginning in 2023, additional shares may be added to the 2020 Plan in an amount equal to 5% of the Class A Shares and Class B Shares outstanding as of the last day of the previous fiscal year. As a result of the Annual Evergreen, 1,099,888 Class A Shares were added under the 2023 Annual Evergreen, 1,123,218 Class A Shares were added under the 2024 Annual Evergreen and 1,150,198 Class A Shares were added under the 2025 Annual Evergreen, in each case, after reflecting the impact of the Reverse Stock Split. A total of 5,154,452 Class A shares are authorized under the 2020 Plan, after reflecting the impact of the Reverse Stock Split. As noted above, the Board has determined that it would be appropriate and beneficial to the Company to increase the number of Class A Shares available under the 2020 Plan by another 225,000 Class A Shares, for a total number of authorized shares under the Amended Plan equal to 5,379,452, with 218,551 shares of the increase intended to be granted to Mr. Kotte pursuant to the terms of his amended employment agreement.
The Amended Plan has a limit on the number of shares of Class A common stock that may be issued upon the exercise of incentive stock options. Shares available under the Amended Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
If any shares subject to an award under the Amended Plan are forfeited, expire, are converted to shares of another entity in connection with certain corporate events, are surrendered pursuant to an “exchange program” (as described below) or if such award is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (i) shares tendered or withheld to satisfy the exercise price or tax withholding obligations associated with an award; (ii) shares subject to a stock appreciation right, or SAR, or other stock-settled award that are not issued in connection with the stock settlement of the SAR or other stock-settled award on its exercise; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the Amended Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, will not reduce the shares available for grant under the Amended Plan.

The Amended Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC 718 or any successor thereto) of all awards granted to a non-employee director pursuant to the Amended Plan as compensation for services as a non-employee director during any calendar year shall not exceed the amount equal to $500,000 (with such amount increased to $750,000 for the calendar year of a non-employee director’s initial service). The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.
As of April 21, 2025, the closing stock price of a Class A Share as reported on NASDAQ was $10.63 per share.
Awards. The Amended Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, RSUs, other stock-based awards, SARs, and cash awards. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our Class A Shares, but the plan administrator may provide for cash settlement of any award.
A brief description of each award type follows.
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Stock Options. Stock options provide for the purchase of Class A Shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock and RSUs. Restricted stock is an award of nontransferable Class A Shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver Class A Shares in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Holders of restricted stock generally have all of the rights of a stockholder upon the issuance of restricted stock, but dividends paid with respect to a share of restricted stock prior to such share vesting shall be paid to the holder only to the extent such share subsequently vests. RSU holders have no rights of a stockholder with respect to shares subject to RSUs unless and until such shares are delivered in settlement of the RSUs. In the sole discretion of the plan administrator, RSUs may also be settled for an amount of cash equal to the fair market value of the shares underlying the RSU on the RSU’s maturity date, or a combination of cash and shares.

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Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested Class A Shares and other awards denominated in, linked to, or derived from shares of our common stock or value metrics related to our shares. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Conditions applicable to other stock or cash-based awards may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on Class A Shares and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award terminates or expires, as determined by the plan administrator. Dividend equivalents paid with respect to an award that are based on dividends paid prior to the vesting of such award shall only be paid out to the extent the vesting conditions of the award are satisfied and the award vests.

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Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) individual employee performance; or (xxiv) any combination of the foregoing, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Certain Transactions and Adjustments. The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a “change in control” (as defined in the Amended Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, the plan administrator may terminate any or all such awards in exchange for cash, rights or other property or may cause any or all such awards to become fully exercisable immediately prior to the transaction and all applicable forfeiture restrictions to lapse. In the case of any award so exercisable in lieu of assumption or substitution, the plan administrator shall provide notice that such awards will remain fully exercisable for fifteen (15) days after the date the plan administrator provides such notice (contingent upon the occurrence of the change in control) and that such awards shall terminate at the end of such period. In the event an outstanding award is assumed or substituted for an equivalent award in connection with a change in control and the holder of such award terminates employment without “cause” (as such term is defined in the sole discretion of the plan administrator or as set forth in the award agreement relating to such award) upon or within the 12 months following the change in control, then such award will become fully vested and exercisable upon such termination of employment. Individual award agreements may provide for additional accelerated vesting and payment provisions.
In addition, the plan administrator has discretion, without stockholder approval, to institute and determine the terms and conditions of an exchange program, which is a program under which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, under which participants have the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the plan administrator, or under which the exercise price of an outstanding award may be reduced or increased.
Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow Class A Shares that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination. Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan. No award may be granted pursuant to the Amended Plan after the tenth anniversary of the date on which our Board initially adopted the Plan.
New Plan Benefits
In general, the number of stock options or other forms of award that will be granted under the Amended Plan is not currently determinable. Although future benefits cannot be determined, on April 1, 2025, Mr. Kotte entered into an amendment to his employment agreement with the Company which provides for, among other things, a grant of RSUs subject to stockholder approval of the Plan Amendment at the Annual Meeting. The number of units subject to the RSU award was determined based on our stock price as of April 1, 2025, and the grant will be issued to Mr. Kotte on or around July 1, 2025 following the approval of the Plan Amendment. In the event our stockholders do not approve the Plan Amendment, the RSU awards set forth below will not be granted.
The following table shows information regarding the RSU award determined on April 1, 2025 and which will be granted under the Amended Plan, subject to stockholder approval of the Plan Amendment. This grant is expressly made subject to stockholder approval of the Plan Amendment at the Annual Meeting.

Name and Position	Dollar Value ($)	Restricted Stock Units
Vijay Kotte, Chief Executive Officer	2,707,846.89	218,551
Brendan Shanahan, Chief Financial Officer	0	0
Michael Hargis, Chief Operating Officer	0	0
All executive officers (4 persons)	2,707,846.89	218,551
All non-executive directors (8 persons)	0	0
All employees (other than current executive officers) (approximately 1,817 persons)	0	0

Information regarding awards granted in 2024 under the 2020 Plan to the Named Executive Officers is provided in the “2024 Summary Compensation Table.” Information regarding awards granted in 2024 under the 2020 Plan to non-employee directors is provided in the “2024 Director Compensation” table.

Historical Equity Awards Table
The following table sets forth the number of stock options and RSUs granted over the lifetime of the 2020 Plan to the individuals and groups as indicated as of April 21, 2025. No other equity awards have been granted under the 2020 Plan since its inception.

Name and Position	Stock Options	Restricted Stock Units(1)
Vijay Kotte, Chief Executive Officer	166,666	1,185,000
Brendan Shanahan, Chief Financial Officer	—	100,000
Michael Hargis, Chief Operating Officer	—	366,666
All executive officers (4 persons)	167,606	1,819,186
Director Nominees
Brandon M. Cruz	7,525	13,503
Alan Wheatley	9,906	—
Abhiraj R. Modi	—	—
All non-executive directors (8 persons)	15,050	164,587
All employees (other than current executive officers) (approximately 2,483 persons)	363,639	3,853,095

(1)
Included in this column are 166,666 performance-based RSUs (at target). Under the terms of the performance-based RSU award agreements, the vesting level of the performance-based RSUs may range from 0% to 200% based on the Company’s performance during the applicable performance period. This column does not include the 150,000 RSUs received by Mr. Shanahan in connection with his appointment as Chief Financial Officer, as those RSUs were granted under the Company’s 2021 Inducement Award Plan (the “Inducement Plan”).

Except as otherwise reported in the table above with respect to Brandon Cruz, and in the employee category, in the case of Clint Jones during his tenure as an employee, no awards have been granted under the 2020 Plan over its lifetime to the following categories of persons: (i) any associates of our non-employee directors, executive officers or nominees; or (iii) any other person who received or who is to receive 5% of such options, warrants or rights.
U.S. Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of awards made under the Amended Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local, or non-United States tax consequences of participating in the Amended Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local, or non-United States tax laws before taking any actions with respect to any awards.
Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding if the participant is an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we (or the applicable employer) will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we (or the applicable employer) will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and we (or the applicable employer) will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

SARs. A participant will not recognize any taxable income upon the grant of an SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding if the participant is an employee) upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of any cash paid by us upon such exercise, and we (or the applicable employer) will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.
Restricted Stock. A participant will not recognize taxable income at the time shares subject to restrictions constituting a substantial risk of forfeiture are granted, and we (or the applicable employer) will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock is granted. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding if the participant is an employee) at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding if the participant is an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions constituting a substantial risk of forfeiture is deductible by us (or the applicable employer) as a compensation expense, except to the extent limited by Section 162(m) of the Code.
Restricted Stock Units. A participant will not recognize taxable income at the time an RSU award is granted, and we (or the applicable employer) will not be entitled to a tax deduction at that time. Upon the payment or settlement of any such award with unrestricted shares of common stock or cash, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding if the participant is an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by us. This amount is deductible by us (or the applicable employer) as compensation expense, except to the extent limited by Section 162(m) of the Code.
Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to the 2020 Incentive Award Plan.

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 1, 2025:

Name	Age	Position
Vijay Kotte(1)	47	Chief Executive Officer
Brendan Shanahan(2)	63	Chief Financial Officer
Michael Hargis(3)	53	Chief Operating Officer
Brad Burd(4)	47	Chief Legal Officer and Corporate Secretary

(1)	See biography on page 5 of this Proxy Statement.
(2)
Brendan Shanahan has served as GoHealth’s Chief Financial Officer since October 14, 2024. Mr. Shanahan has over thirty years of financial leadership experience and over twenty years of expertise in the Medicare Advance industry. Prior to joining GoHealth, Mr. Shanahan served from March 2022 to February 2024 as Chief Financial Officer of UpStream Care Company, a primary care services and technology company. From July 2015 to June 2021, he served as Executive Vice President and Chief Financial Officer of Cedar Gate Technologies, a care performance management company. Mr. Shanahan holds an MBA in Banking and Finance from Hofstra University and a Bachelor of Science in Business Administrative from The Citadel. He is also a Certified Public Accountant (inactive) and a Chartered Global Management Accountant.

(3)
Michael Hargis joined GoHealth in 2022 as Chief Customer Experience Officer and began his role as Chief Operating Officer in July 2023. As Chief Operating Officer, Mr. Hargis leads our efforts to deliver a best-in-class customer experience across enterprise and Medicare sales, telecare, member retention, product, compliance, and business operations. Before GoHealth, Mr. Hargis served as Chief Experience Officer at The Key, the nation’s leading senior memory and specialized care provider from 2019 to 2021. Additionally, he was the Senior Vice President of Global Customer Success and Inside Sales at NortonLifeLock from 2017 to 2019, with over 50 million worldwide members and revenue of over $2.5 billion. Hargis joined NortonLifelock after serving as Senior Vice President of Member Services, Consumer Sales and Business Operations at LifeLock. Mr. Hargis has a track record of leading teams that improve the efficiency and effectiveness of complex global sales, operations, and customer success organizations. He started his career at GE Capital Financial Services and CareerBuilder and earned his MBA from Northwestern University, Kellogg School of Management, and BBA from Thomas More University.

(4)
Brad Burd brings more than a decade of accomplishments as a leader at GoHealth to his role as Chief Legal Officer and Corporate Secretary. In this role as Chief Legal Officer and Corporate Secretary, which he began in February 2024, Mr. Burd oversees the Company’s legal affairs, including compliance, government relations, commercial, and corporate governance matters. Mr. Burd has been with GoHealth since 2011, serving as General Counsel from 2011 to February 2024, during which he directed the legal department through the Company’s different phases, including the IPO in 2020. Mr. Burd further served as the Company’s Interim Corporate Secretary from 2019 until July 2020. His extensive experience in the healthcare industry and as an in-house leader has earned him many recognitions, and at GoHealth, he has long been valued as a trusted advisor to the management team and Board of Directors. Prior to joining GoHealth, Brad worked in the Chicago office of two national law firms and formally represented GoHealth as outside counsel. Brad graduated with a bachelor’s degree in finance from Miami University in Oxford, Ohio. He later attended the University of Cincinnati College of Law, where he earned his Juris Doctor degree.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under the “Documents & Charters” heading on our investor relations section of our corporate website located at investors.gohealth.com, or by writing to our Corporate Secretary at our offices at 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
Board Composition
Our Board of Directors currently consists of nine members: Brandon M. Cruz, David Fisher, Jeremy W. Gelber, Karoline H. Hilu, Clinton P. Jones, Abhiraj R. Modi, Vijay Kotte, Alexander Timm, and Alan Wheatley. Joseph G. Flanagan, a Class II Director, resigned effective June 25, 2024. Christopher C. Litchford, a Class II Director, resigned effective July 8, 2024. On July 9, 2024, the Board appointed Alan Wheatley and Abhiraj R. Modi as Class II Directors to fill the vacancies.
The Board has nominated three (3) Class II Directors, Brandon M. Cruz, Alan Wheatley, and Abhiraj R. Modi, to be elected to the Board at the Annual Meeting. If elected by our stockholders, each nominee will serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2028. Each director will hold office until such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
The Board recognizes the value of a wide array of individual characteristics, perspectives and experience, as it may lead to a more effective decision-making process.
Stockholders Agreement
On July 15, 2020, we entered into the Stockholders Agreement with Centerbridge and NVX Holdings, pursuant to which each party thereto agreed to vote, or cause to be voted, all of their outstanding shares of our Class A common stock and Class B common stock at any annual meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, Centerbridge-Designated Independent Directors, Founders Directors and Founders-Designated Independent Directors (each as defined below). The Stockholders Agreement provides Centerbridge and NVX Holdings with certain board designation rights for so long as they maintain a certain percentage of ownership of our outstanding Class A common stock.
Pursuant to the Stockholders Agreement, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being two directors, or the “Centerbridge Directors,” who are Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock. If at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock, Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director on the Board. In addition, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being two individuals who satisfy the independence requirements specified in the Stockholders Agreement, or the “Centerbridge-Designated Independent Directors,” for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, Centerbridge will have the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being one Centerbridge-Designated Independent Director on the Board.
Pursuant to the Stockholders Agreement, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being two directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock. If at any time NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being one Founder Director. In addition, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director.
Controlled Company Exemptions
NVX Holdings, Inc., a Delaware corporation, and Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control together have more than 50% of the combined voting power of our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the listing requirements of The Nasdaq Global Market, or “Nasdaq” and have elected not to comply with certain corporate governance standards, including that: (1) we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (2) we have a Compensation Committee that is composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. For so long as we remain a “controlled company,” we may continue to avail ourselves of the exemptions available to “controlled companies.” If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
David Fisher, Jeremy Gelber, Karoline Hilu, Abhiraj R. Modi, Alexander Timm and Alan Wheatley each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Gelber and Mr. Modi are affiliated with certain of our significant stockholders. Clinton Jones and Brandon Cruz are not independent as both were employed by the Company in the last three years. Vijay Kotte is not independent as he currently serves as the Company’s Chief Executive Officer. In addition, Joseph Flanagan and Christopher Litchford, each of whom served on the Board of Directors for part of the 2024 fiscal year, both qualified as “independent” under Nasdaq requirements and were deemed independent by our Board of Directors. There are no family relationships among any of our executive officers or directors.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Under the Stockholders Agreement, the directors designated for election to the applicable classes of the Board are (i) Mr. Gelber, Mr. Modi, Mr. Timm, and Mr. Wheatley by Centerbridge, and (ii) Mr. Cruz, Mr. Jones, Mr. Fisher and Dr. Hilu by NVX Holdings.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment using its broad range of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, GoHealth, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Co-Chairmen of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Corporate Secretary, GoHealth, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separate, with Clinton Jones and Brandon Cruz serving as Co-Chairmen of the Board and Vijay Kotte serving as Chief Executive Officer. The current separation allows Mr. Kotte to focus his time and energy on operating and managing the Company and allows him to leverage the valuable experience of Mr. Jones and Mr. Cruz and their perspectives as Co-Chairmen.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairperson or Co-Chairmen of the Board are also members of management or are directors that do not otherwise qualify as independent directors, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson or Co-Chairmen are not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairperson or Co-Chairmen of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. Because our Co-Chairmen of the Board are not independent, the independent directors elected Alexander Timm as our lead independent director. The Board typically holds executive sessions at least four (4) times per year, which occur on the dates of regular Board meetings. A portion of each executive session is held without the presence of GoHealth’s Chief Executive Officer and Director, Mr. Kotte.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Both the Audit Committee and the Nominating and Corporate Governance Committee provide oversight of certain risks associated with environmental and social matters. The Audit Committee provides oversight of the Company’s compliance and corporate environmental, health and safety functions. The Nominating and Corporate Governance Committee oversees the Company’s corporate social responsibility efforts and progress.
As part of the oversight of material emerging risks, GoHealth’s Chief Information Security Officer advises the Board and/or delegated committees on cybersecurity considerations and strategies. The Board reviews the Company’s development and use of artificial intelligence and the implications of such development and use. The Board is kept apprised of artificial intelligence matters through periodic reports from the Chief Technology Officer and his team.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investors.gohealth.com, in the “Governance” section under the “Documents & Charters” heading. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, governing the purchase, sale, and/or other dispositions of our securities by our officers, employees and directors that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the Company also does not trade in company securities in violation of applicable securities laws or applicable Nasdaq listing standards. A copy of our Insider Trading Compliance Policy is filed with our 2024 Annual Report on Form 10-K as Exhibit 19.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Corporate Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Corporate Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. The most recent evaluation and reporting processes were conducted by a third party law firm.
Attendance by Members of the Board of Directors at Meetings
There were six meetings of the Board of Directors during the fiscal year ended December 31, 2024. Each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.gohealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson or Co-Chairmen of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All then-serving directors attended the 2024 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established three standing committees – Audit, Compensation and Nominating and Corporate Governance – each of which operates under a written charter that has been approved by our Board. Each charter is available on our investor relations website, investors.gohealth.com.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Brandon M. Cruz		Chairperson
David Fisher	Chairperson	X
Jeremy W. Gelber		X	X
Karoline H. Hilu, M.D.	X
Clinton P. Jones			X
Alexander Timm	X
Alan Wheatley			Chairperson

Audit Committee
Our Audit Committee’s responsibilities include:
•	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing our policies on risk assessment and risk management;
•	reviewing, and if appropriate, approving related person transactions;
•	establishing procedures for the confidential and anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters; and
•	preparing the audit committee report required by SEC rules (which is included on page 8 of this Proxy Statement).
The Audit Committee charter is available on our investor relations website at investors.gohealth.com. The members of the Audit Committee are David Fisher, Alexander Timm and Karoline Hilu, with Mr. Fisher serving as the Chairperson. Our Board has affirmatively determined that each of Mr. Fisher, Mr. Timm and Dr. Hilu is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that each of Mr. Fisher and Mr. Timm qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met six times in 2024.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee’s responsibilities include:
•	reviewing and recommending for approval by the Board, the compensation of our Chief Executive Officer, and reviewing and approving the compensation of our other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required by SEC rules; and
•	preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.gohealth.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee has retained Pearl Meyer and Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to advise the Compensation Committee regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The members of our Compensation Committee are Brandon Cruz, Jeremy Gelber and David Fisher. Mr. Cruz serves as the Chairperson of the Compensation Committee.
The Compensation Committee met one time in 2024.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become board members;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•	developing and recommending to the Board of Directors corporate governance guidelines; and
•	overseeing an annual evaluation of the Board of Directors.
The Nominating and Corporate Governance Committee charter is available on our investor relations website at investors.gohealth.com. The members of our Nominating and Corporate Governance Committee are Alan Wheatley, Jeremy Gelber and Clinton Jones. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Mr. Wheatley serves as the Chairperson of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee met one time in 2024.

EXECUTIVE COMPENSATION
This section discusses the compensation arrangements for our executive officers who are named in the “2024 Summary Compensation Table” below. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”
For the year ended December 31, 2024, our NEOs and their positions were as follows:
•	Vijay Kotte, Chief Executive Officer
•	Brendan Shanahan, Chief Financial Officer*
•	Michael Hargis, Chief Operating Officer
*	Effective October 14, 2024, the Board appointed Brendan Shanahan as Chief Financial Officer of the Company.
This discussion describes our executive compensation program for our NEOs for fiscal year 2024.
Compensation Philosophy and Objectives
The Compensation Committee oversees the compensation program for our executive officers, including our NEOs. Our executive compensation program is based on a pay for performance philosophy and is designed to balance the following objectives:
•	Attract, engage, motivate, retain and appropriately reward executives for their contributions to our business, our customers, our partners and our stockholders
•	Closely align executive interests and rewards with the interests of our stockholders
•	Drive the achievement of the Company’s purpose, mission, values and strategy
•	Provide competitive compensation compared to the external market
Elements of Compensation
In order to support the achievement of our compensation objectives, the Compensation Committee has included the following elements in its compensation package for NEOs:
•	Base Salary
•	Annual Cash Incentive
•	Long-Term Equity Grant
•	Benefits
•	Perquisites
Base Salary
The NEOs receive a base salary to compensate for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for Vijay Kotte and Michael Hargis were not increased for 2024. The base salary for Brendan Shanahan was established at the time he assumed the role of Chief Financial Officer based on the Company’s historical compensation practices and competitive market data. Please see the “Salary” column in the 2024 Summary Compensation Table for the base salary amounts earned by each NEO in 2024.
2024 Bonuses
The Company provides annual incentive cash bonuses, which we refer to as “Annual Bonuses,” to its NEOs under its 2024 Corporate Bonus Plan, which we refer to as the “Annual Bonus Plan.” Company targets were established by the Compensation Committee during the first quarter of the fiscal year based upon the Company’s 2024 financial plan. The targets were designed to be challenging but achievable with strong performance. The Annual Bonus Plan is structured to compensate NEOs (and employees generally) for achievement of Company objectives. In the event the Company does not achieve its pre-established targets, the payout is reduced or even eliminated. If the Company exceeds its targets, payouts increase with a maximum payout of 200% of target. This structure is designed to align with the Company’s pay for performance compensation philosophy.
The target Annual Bonus amounts for the NEOs (other than Mr. Shanahan) were established by the Compensation Committee during the first quarter of the fiscal year in the following amounts: Vijay Kotte - $900,000 and Michael Hargis - $400,000. Brendan Shanahan’s target Annual Bonus amount was established by the Compensation Committee in connection with his appointment to the Chief Financial Officer role on October 4, 2024.
For the fiscal year ended December 31, 2024, each NEO’s Annual Bonus was based on five metrics: (1) cash flow from operations (25% weighting); (2) Adjusted EBITDA (as defined below) excluding any LTV (as defined below) lookback adjustments (25% weighting); (3) enrollments and transfers (20% weighting); (4) overall captive core conversion (20% weighting); and (5) incremental sources of new revenue streams (“Revenue Expansion”) (10% weighting). The payout uses a performance scale for each of the five components, ranging from 0% to 200%. Based on the Company’s performance, the Company exceeded the maximum performance goals for enrollments and transfers, overall captive core conversion, and Revenue Expansion, exceeded the target goal for Adjusted EBITDA, and was below the threshold goal for cash flow from operations. Based on performance, Annual Bonuses for the fiscal year ended December 31, 2024 were determined to be 145% of target for each of the NEOs. “Adjusted EBITDA” means earnings before interest, taxes, depreciation, and amortization further adjusted for certain non-recurring and non-routine items, and other non-cash items. “LTV” means the Lifetime Value of Commissions, which the Company defines as aggregate commissions estimated to be collected over the estimated life of all commissionable submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints.
In addition, during 2024, Mr. Kotte and Mr. Hargis received bonuses in the amounts of $500,000 and $150,000, respectively, relating to the closing of the acquisition of e-TeleQuote Insurance, Inc., a health insurance marketplace that helps Medicare beneficiaries compare Medicare Advantage and Medicare Supplement plans. In awarding the bonuses, the Compensation Committee wanted to recognize the significant efforts undertaken to consummate the transaction and reward actions that are viewed as beneficial to the Company and its stockholders and which are not otherwise reflected in the Company’s compensation programs.
Share-Based Compensation
Amended and Restated 2020 Incentive Award Plan
The Company maintains the Amended and Restated 2020 Incentive Award Plan (the “2020 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success. The 2020 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, RSUs, other stock-based awards, SARs, and cash awards.
The Company provides annual equity grants to its NEOs. Generally, grants include a mix of time-based grants and performance-based grants, either in the form of RSUs or stock options. These grants are intended to align the executive team compensation with the interests of stockholders and to encourage good, long-term decision making. Vesting of such equity grants are conditioned upon remaining employed with the Company with some limited exceptions provided in each NEO’s employment agreement.
During the 2024 fiscal year, Mr. Kotte received (1) 83,333 stock options, vesting in three substantially equal annual installments with the first such installment vesting on April 1, 2025, (2) 166,667 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 1, 2025, and (3) 83,333 shares of common stock issuable pursuant to performance-based RSUs vesting on the date the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2026, subject to Mr. Kotte’s continued service with the Company through that date and the Company’s compound annual growth rate in Adjusted EBITDA (“Adjusted EBITDA CAGR Percentage”), determined based on the Company’s Adjusted EBITDA for calendar year 2026 compared to the Company’s reported 2023 Adjusted EBITDA. Depending on the Adjusted EBITDA CAGR Percentage achieved, the number of performance-based RSUs earned can vary from 0% of the target award to a maximum of 200% of the target award.

During the 2024 fiscal year, Mr. Hargis received 100,000 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 1, 2025.
In connection with his appointment as Chief Financial Officer in October 2024, Mr. Shanahan received 150,000 shares of common stock issuable pursuant to RSUs, vesting in three equal annual installments with the first such installment vesting on November 1, 2025.
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements, under which eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. During 2024, we matched 50% of contributions made by participants in the 401(k) plan up to 4% of participant compensation (for a maximum match of 2% of participant compensation), and these matching contributions vest in equal annual installments over four years. We also may make non-elective contributions to the 401(k) plan, which, if made, vest 20% after two years and 20% annually thereafter. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching and non-elective contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation objectives.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	health savings account (HSA);
•	short-term and long-term disability insurance;
•	life insurance;
•	commuter benefits; and
•	an employee assistance program.
In addition, we make available to our senior executives, including our NEOs, programs related to executive health benefits. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including our NEOs.
No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs personal income taxes that may pertain to any of the compensation or benefits paid or provided by our Company.
Clawback Policy
The Company maintains a Dodd-Frank Clawback Policy to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of certain accounting restatements.

COMPENSATION TABLES
The following table provides information regarding the compensation earned by our NEOs for the fiscal year ended December 31, 2024 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal year ended December 31, 2023.

2024 Summary Compensation Table
Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
Vijay Kotte. Chief Executive Officer	2024	$900,000	$500,000	$2,862,187	$664,164	$1,305,000	$31,421	$6,262,772
	2023	$900,000	$—	$3,525,000	$691,664	$—	$25,210	$5,141,874
Brendan Shanahan. Chief Financial Officer	2024	$86,538	$50,000	$1,755,000	$—	$126,183	$37,095	$2,054,816

Michael Hargis Chief Operating Officer	2024	$500,000	$150,000	$1,065,000	$—	$580,000	$161,224	$2,456,224
	2023	$438,462	$—	$1,702,000	$—	$—	$59,757	$2,200,219

(1)	Mr. Shanahan was appointed our Chief Financial Officer effective as of October 14, 2024.
(2)	Reflects actual base salary paid with respect to the applicable fiscal year.
(3)
The amounts reported in this column for Mr. Kotte and Mr. Hargis represent bonuses related to the e-TeleQuote Insurance, Inc. transaction that closed during 2024. The amount reported for Mr. Shanahan reflects a signing bonus in connection with his appointment as our Chief Financial Officer.

(4)
The amounts reported in this column represent the grant date fair value of RSUs granted in the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the time-based RSUs is calculated based on the number of RSUs granted multiplied by the grant date closing stock price. The grant date fair value of the performance-based RSUs is calculated based on the target number of performance-based RSUs expected to vest at the time of grant multiplied by the grant date closing price. If the performance-based RSUs vest at the maximum performance level, the value would be: Mr. Kotte-$1,774,993. Mr. Hargis and Mr. Shanahan did not receive a grant of performance-based RSUs in 2024.

(5)
The amounts reported in this column represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. See Note 7 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(6)
The amounts reported in this column represent cash awards paid under the Annual Bonus Plan for the applicable year based upon Company performance, which is discussed in further detail in the Executive Compensation section.

(7)	The amounts in this column for 2024 consist of the sum of all other compensation as reported in the table below of All Other Compensation.
All Other Compensation

Name	401(k) Match(a)	Life Insurance(b)	Executive Health Care(c)	Perquisites(d)	Total
Vijay Kotte	$7,692	$493	$22,876	$360	$31,421
Brendan Shanahan	$—	$43	$—	$37,052	$37,095
Michael Hargis	$10,231	$493	$22,931	$127,569	$161,224

(a)
The GoHealth, Inc. 401(k) is available to all eligible salaried and hourly employees, including senior management. Participants contribute by making pre-tax employee contributions that are then matched by the Company. For the fiscal year ended Dec. 31, 2024, the Company match is 50% of the first 4% of employee contributions.

(b)	The amounts in this column represent life and accidental death and dismemberment, or AD&D, insurance premiums.
(c)	The Company provides certain senior officers with access to executive health benefits.
(d)
Mr. Hargis and Mr. Shanahan received a housing and travel stipend in the amount of $127,209 and $36,977, respectively. All Company employees, including the NEOs, receive a cell phone allowance in the amount of $360 per year (prorated to date of hire).

Employment Agreements
The severance rights of each NEO are provided in their employment arrangements, if any. In each case, the severance amounts provided under the NEOs’ employment agreements are subject to the execution and non-revocation of a waiver and release of claims by the NEO in question. In addition, equity awards under the 2020 Plan do not automatically vest upon termination of service with some exceptions. Outstanding awards are generally forfeited upon separation although the administrator has discretion to accelerate the vesting in the event of death, disability, retirement and change of control.

Vijay Kotte Employment Agreement
Vijay Kotte entered into an employment agreement with the Company on June 3, 2022. Under the terms of his employment agreement, Mr. Kotte is entitled to an annual base salary of $900,000, and has a target annual cash bonus equal to 100% of his annual base salary. Mr. Kotte is entitled to an annual equity award under the Plan in forms and amounts to be determined by the Board or the Compensation Committee in its discretion; provided that Mr. Kotte’s annual award shall be made with respect to no less than 333,333 shares of Company common stock; provided further that such minimum share amounts shall have a maximum grant date dollar value of no more than $15,000,000 and, unless otherwise approved by the Compensation Committee or the Board, no more than 25% of each annual award will consist of time-vesting RSUs.
In the event of a termination of the executive by the Company without cause or the executive’s resignation with good reason, Mr. Kotte will receive two years of salary continuation, any outstanding annual bonus for any completed fiscal year as of the date of termination plus 200% of his pro-rata annual bonus for the year of termination, and two years of COBRA premium reimbursements; subject to the executive executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.
Mr. Kotte is subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for two-years post-employment.
Mr. Kotte entered into an amendment to his employment agreement with the Company on April 1, 2025. The amendment modifies his employment agreement to (i) extend the term of the employment agreement for a period of three years from April 1, 2025, (ii) set Mr. Kotte’s annual base salary at $1,000,000 per year, and (iii) beginning with the fiscal year 2025, provide that Mr. Kotte will be eligible for an annual grant under the Plan with a target grant value of no less than $3,000,000, as determined by the Board or the Compensation Committee, in its sole discretion, with a 2025 annual grant of RSUs equal to $5,000,000, with the number of shares subject to the 2025 annual grant determined by the closing price of the Company’s stock on April 1, 2025 and issued in two parts: (a) an RSU award with respect to 185,000 shares of Company common stock, with a grant date of April 1, 2025, and (b) an RSU award in an amount necessary to equal $5,000,000 (when subtracting the value of the 185,000 restricted stock units issued on April 1, 2025), with a grant date on or around July 1, 2025, subject to approval of an increase in the available shares under the Company’s equity plan at the Annual Meeting. Each such grant will be subject to a standard three year vesting period, conditioned on Mr. Kotte’s continued employment with the Company. In addition, the amendment also extends the severance benefits currently payable under the employment agreement to a termination of Mr. Kotte’s employment due to death. Finally, the amendment modifies the definition of a change of control which governs the vesting of certain of Mr. Kotte’s equity awards to include a transaction in which the Company’s common stock ceases to be publicly traded.
Also, on April 1, 2025, the Company and Mr. Kotte entered into a letter agreement which provides for a grant of 500,000 RSUs under the Plan to be issued to Mr. Kotte within 30 days following the entry into the letter agreement, which will be fully vested on the grant date, subject to Mr. Kotte’s continued employment as Chief Executive Officer of the Company through the grant date, and a $3,000,000 cash payment, with 50% to be paid within 30 days following the execution of the letter agreement and the remaining 50% to be paid within 30 days following January 31, 2026, subject, in each case, to Mr. Kotte’s continued employment or service with the Company through the applicable payment date and, in the case of the second cash retention payment, the Company’s achievement of certain performance targets. In the event Mr. Kotte’s employment as Chief Executive Officer of the Company is terminated prior to the three-year anniversary of the Letter Agreement for any reason other than (i) a termination by the Company without cause or due to disability (each as defined in Mr. Kotte’s employment agreement), (ii) resignation for good reason (as defined in Mr. Kotte’s employment agreement), or (iii) death, then Mr. Kotte will be required to repay a pro-rata portion of such awards, pro-rated based on the number of days he served during such three-year period and with the portion of the award attributable to RSUs based on the fair market value of the underlying shares as of the date of such termination of employment.
Michael Hargis Employment Agreement
Michael Hargis entered into an amended and restated employment agreement with the Company on March 4, 2024. Under the terms of his employment agreement, Mr. Hargis is entitled to an annual base salary of $500,000 and has a target annual cash bonus equal to 80% of his annual base salary. Pursuant to his employment agreement, Mr. Hargis also received RSUs under the 2020 Plan with respect to 100,000 shares of Company common stock which, subject to the executive’s continued service with the Company through the applicable vesting date, shall vest one-third (1/3) of the shares underlying such award on each of the first three anniversaries of April 1, 2024. If the executive is involuntarily terminated without cause, or executive resigns for good reason, then RSUs that are scheduled to occur within twelve (12) months following the executive’s termination date shall vest, with the remaining unvested RSUs forfeited as of the date of termination.
In the event of a termination of the executive by the Company without cause or the executive’s resignation with good reason, (i) Mr. Hargis will receive one year of salary continuation, except that if the executive is terminated by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, then Mr. Hargis shall receive two years of salary continuation; (ii) any outstanding annual bonus for any completed fiscal year as of the date of termination plus his pro-rata annual bonus for the year of termination, except that in the event Mr. Hargis is terminated by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, then Mr. Hargis’ bonus severance payment shall be equal to the sum of his prior year bonus plus 200% of his pro-rata annual bonus for the year of termination; and (iii) one year of COBRA premium reimbursements, except that in the event Mr. Hargis is terminated by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, then Mr. Hargis shall receive two years of COBRA premium reimbursements; in each case subject to the executive executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.
Mr. Hargis is subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for one-year post employment; or, in the case of a termination by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, lasting for two-years post-employment.
Brendan Shanahan Employment Agreement
Brendan Shanahan entered into an employment agreement with the Company on October 14, 2024. Under the terms of his employment agreement, Mr. Shanahan is entitled to an annual base salary of $500,000 and has a target annual cash bonus equal to 80% of his annual base salary, in addition to a one-time signing bonus of $50,000. Pursuant to his employment agreement, Mr. Shanahan also received RSUs under the Inducement Plan with respect to 150,000 shares of Company common stock which, subject to the executive’s continued service with the Company through the applicable vesting date, shall vest one-third (1/3) of the shares underlying such award on each of the first three anniversaries of October 14, 2024. If the executive is involuntarily terminated without cause, or executive resigns for good reason, after the first six (6) months of employment with Company, any RSUs that are scheduled to vest within twelve (12) months following the executive’s termination date shall vest, with the remaining unvested RSUs forfeited as of the date of termination.
In the event of a termination of the executive by the Company without cause or the executive’s resignation with good reason, (i) Mr. Shanahan will receive one year of salary continuation, except that if the executive is terminated by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, then Mr. Shanahan shall receive two years of salary continuation; (ii) any outstanding annual bonus for any completed fiscal year as of the date of termination plus his pro-rata annual bonus for the year of termination, except that in the event Mr. Shanahan is terminated by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, then Mr. Shanahan’s bonus severance payment shall be equal to the sum of his prior year bonus plus 200% of his pro-rata annual bonus for the year of termination; and (iii) one year of COBRA premium reimbursements, except that in the event Mr. Shanahan is terminated by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, then Mr. Shanahan shall receive two years of COBRA premium reimbursements; in each case subject to the executive executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.
Mr. Shanahan is subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for one-year post employment; or, in the case of a termination by Company without cause or by executive for good reason within twelve (12) months of a change in control of the Company, lasting for two-years post-employment.

The following table summarizes outstanding option awards and stock awards held by each NEO on December 31, 2024.

2024 Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Vijay Kotte	6/6/2022	94,444	94,444	—	$11.85	6/6/2032	—	—	—	—
	6/7/2022	—	—	—	—	—	—	—	47,222	$632,303
	4/10/2023	27,777	55,556	—	$14.10	4/10/2033	—	—	—	—
	4/10/2023	—	—	—	—	—	111,112	$1,487,790	—	—
	4/10/2023	—	—	—	—	—	—	—	166,666	$2,231,658
	4/1/2024	—	83,333	—	$10.65	4/1/2034	—	—	—	—
	4/1/2024	—	—	—	—	—	166,667	$2,231,671	—	—
	4/1/2024	—	—	—	—	—	—	—	166,666	$2,231,658
Brendan Shanahan	11/1/2024	—	—	—	—	—	150,000	$2,008,500	—	—
Michael Hargis	9/12/2022	—	—	—	—	—	22,222	$297,553	—	—
	3/21/2023	—	—	—	—	—	25,000	$334,750	—	—
	8/9/2023	—	—	—	—	—	33,334	$446,342	—	—
—	4/1/2024	—	—	—	—	—	100,000	$1,339,000	—	—

(1)
Stock options granted in 2024 and 2023 vest in three equal annual installments on the anniversary of the grant date, subject to continued service with the Company. Stock options granted in 2022 vest in four equal annual installments on the anniversary of the grant date, subject to continued service with the Company.

(2)
Reflects outstanding time-based RSUs that remain unvested as of December 31, 2024. Time-based RSUs vest in three equal annual installments on the anniversary of the grant date, except for Mr. Hargis’ grant of 50,000 RSUs on March 21, 2023 vesting in two equal annual installments, with the remaining such installment vesting on March 21, 2025.

(3)	Market value of stock units is determined by multiplying the number of units by the closing share price of $13.39 on December 31, 2024 (the last trading day of 2024).
(4)
Reflects outstanding performance-based RSUs that remain unvested as of December 31, 2024. For Mr. Kotte, performance-based RSUs vest after a three-year period based upon either (i) our VWAP over such three-year period for awards granted in 2022 or (ii) the achievement of Adjusted EBITDA CAGR over a three-year period for awards granted in 2023 and 2024. The number of RSUs is shown at maximum achievement based on previous fiscal year’s performance.

Severance
The severance rights of each NEO are provided in their applicable employment arrangement. Please see the above Employment Agreement summaries for the applicable information.

2024 Director Compensation
Each non-employee director receives an annual cash retainer of $150,000.
In addition, each such non-employee director who does not serve as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the Board (each, a “Non-Chair Director”) receives an annual RSU award with a grant date value of $150,000 and each such non-employee director who serves as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the board of directors (each, a “Chair Director”) receives an annual RSU award with a value of $250,000, with all such RSU awards vesting in four equal installments on each of the first four quarterly anniversaries following the grant date of the award (or immediately prior to the date of the annual stockholder meeting immediately following the date of grant, if sooner), subject to such non-employee director continuing in service through such date (and any such non-employee director who commences service on a date other than the date of the annual stockholder meeting receives a pro-rata RSU award for such initial year of service). The vesting of all RSU awards under the policy will accelerate and vest in full upon a change in control (as defined in the 2020 Plan). In addition, each non-employee director will be reimbursed for out-of-pocket expenses in connection with his or her services. No additional compensation is provided to directors employed by the Company or the Centerbridge employed directors.
The Company maintains a deferred compensation plan for our directors under which our directors may elect to defer the receipt of their RSU awards until the earliest of (i) the five-year anniversary of the date of grant of the award, (ii) a change in control, as defined in the 2020 Plan, and (iii) the director’s separation from service. Deferred RSUs are subject to the same vesting and forfeiture restrictions.
Clinton Jones entered into an Amended & Restated Employment Agreement with the Company on June 3, 2022 (the “Jones A&R Employment Agreement”). Under the Jones A&R Employment Agreement, beginning on the date Mr. Jones no longer served as Executive Chairman and until May 31, 2024, Mr. Jones received a $500,000 annual cash retainer for his continued service as a director. Beginning June 1, 2024, so long as Mr. Jones continues to serve as a director, he will receive director compensation consistent with the Company’s non-employee director compensation policy and will continue to vest in his outstanding equity awards in accordance with their terms. As previously disclosed, pursuant to the Jones A&R Employment Agreement, Mr. Jones received two years of salary continuation (from December 31, 2022) and up to 18 months of COBRA premium reimbursement (including additional payments to cover estimated taxes associated with the receipt of such COBRA premium reimbursements), with the severance subject to Mr. Jones executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment. The amount reported in the 2024 Director Compensation relates solely to his service as a director during 2024.
Brandon Cruz entered into a Separation Agreement with the Company on June 3, 2022 (the “Cruz Separation Agreement”). Under the Cruz Separation Agreement, beginning on June 3, 2022 and until May 31, 2024, Mr. Cruz received a $500,000 annual cash retainer for his continued service as a director. Beginning June 1, 2024, so long as Mr. Jones continues to serve as a director, he will receive director compensation consistent with the Company’s non-employee director compensation policy and will continue to vest in his outstanding equity awards in accordance with their terms. The amount reported in the 2024 Director Compensation relates solely to his service as a director during 2024.

The following table sets forth information concerning the compensation received by our directors for the year ended December 31, 2024.
2024 Director Compensation

Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Brandon Cruz	$295,833	$—	$295,833
David Fisher	$150,000	$249,992	$399,992
Joseph G. Flanagan(2)	$73,269	$—	$73,269
Jeremy W. Gelber(3)	$—	$—	$—
Karoline Hilu	$150,000	$149,993	$299,993
Clinton P. Jones	$295,833	$—	$295,833
Vijay Kotte(4)	$—	$—	$—
Christopher Litchford(3)	$—	$—	$—
Abhiraj Modi(3)	$—	$—	$—
Alexander E. Timm	$150,000	$149,993	$299,993
Alan Wheatley(5)	$71,591	$138,486	$210,077

(1)
Amounts reflect the grant-date fair value of the RSU awards during the year ended December 31, 2024 computed in accordance with ASC Topic 718 based on the closing stock price on the date of grant. Continuing directors were provided an annual grant on June 12, 2024 which vests in four equal quarterly installments, with the first such installment vesting on September 12, 2024. Mr. Wheatley was granted 9,906 RSUs upon his appointment to the Board which vest in four quarterly installments, the first of such installment vesting on October 17, 2024. As of December 31, 2024, the non-employee Directors had the following number of RSU awards unvested: Mr. Fisher 12,171; Ms. Hilu 7,303; Mr. Timm 7,303 and Mr. Wheatley 7,430. In addition, as of December 31, 2024, two of our non-employee Directors who founded the Company and were previously employees had the following number of awards outstanding: Mr. Cruz 7,525 options (all of which are vested) and Mr. Jones 7,525 options (all of which are vested).

(2)	Mr. Flanagan resigned from the Board effective June 25, 2024 and therefore did not receive an annual RSU grant in 2024.
(3)
As Centerbridge director nominees, Mr. Gelber, Mr. Litchford, and Mr. Modi do not receive any compensation for their Board service. Mr. Litchford resigned from the Board effective July 8, 2024. Mr. Modi was appointed to the Board on July 9, 2024.

(4)
As an employee of the Company, Mr. Kotte receives no additional compensation for his Board service. Please see the 2024 Summary Compensation Table for the compensation received by Mr. Kotte with respect to 2024.

(5)	Mr. Wheatley was appointed to the Board on July 9, 2024.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below.
Pay Versus Performance: Graphical Description

Year	Summary Compensation Table Total for Jones(1)	Compensation Actually Paid to Jones(1)(2)(3)	Summary Compensation Table Total for Kotte(1)	Compensation Actually Paid to Kotte(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs (4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	n/a	n/a	$6,262,772	$6,654,232	$2,255,520	$2,392,064	$23.55	$(2.93)
2023	n/a	n/a	$5,141,874	$5,961,359	$1,794,887	$1,872,627	$23.47	$(63.26)
2022	$2,659,957	$323,579	$9,206,399	$8,450,786	$3,769,344	$2,569,039	$18.38	$(148.71)

(1)	Mr. Kotte has served as the Chief Executive Officer since June 3, 2022. Mr. Jones served as Chief Executive Officer during 2021 and through June 2, 2022.
(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

	2024		2023		2022
	Vijay Kotte - CEO	Average Non- CEO NEOs	Vijay Kotte - CEO	Average Non- CEO NEOs	Clint Jones - CEO	Vijay Kotte - CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$6,262,772	$2,255,520	$5,141,874	$1,794,887	$2,659,957	$9,206,399	$3,769,344
Total Adjustments for Pension	$0	$0	$0	$0	$0	$0	$0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(3,526,351)	$(1,410,000)	$(4,216,664)	$(1,272,675)	$(1,500,000)	$(7,040,812)	$(2,655,067)
Year-end fair value of unvested awards granted in the current year	$4,499,045	$1,673,750	$4,318,853	$1,098,889	$1,540,987	$1,644,212	$1,165,958
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(92,941)	$2,014	$319,824	$88,550	$(1,577,870)	$0	$(357,255)
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$0	$0	$4,640,987	$818,997
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(488,293)	$(129,220)	$397,472	$162,976	$(799,495)	$0	$(172,938)
Total Adjustments for Equity Awards	$391,460	$136,544	$819,485	$77,740	$(2,336,378)	$(755,613)	$(1,200,305)

Compensation Actually Paid (as calculated)	$6,654,232	$2,392,064	$5,961,359	$1,872,627	$323,579	$8,450,786	$2,569,039

(3)
The assumptions used to calculate compensation actually paid are consistent with the methodology used for financial reporting purposes and, in the case of awards subject to performance-based vesting conditions, are valued based on the probable achievement of the underlying performance goal as of the last day of the applicable year.

(4)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2024: Brendan Shanahan, Michael Hargis
2023: Jason Schulz, Michael Hargis
2022: Shane Cruz, Jason Schulz
(5)	Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2021. Historic stock price performance is not necessarily indicative of future stock price performance.

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•	the Company’s cumulative Total Stockholder Return (“TSR”); and
•	the Company’s Net Income
CAP and Cumulative TSR

CAP ($000s) Versus TSR
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$18.38
$23.47
$23.55
2022
2023
2024
PEO CAP (Kotte)
PEO CAP (Jones)
Other NEO CAP
Company TSR

CAP and Company Net Income

CAP ($000s) Versus Net Income ($MIL)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$0
-$20
-$40
-$60
-$80
-$100
-$120
-$140
-$160
-$149
-$63
-$3
2022
2023
2024
PEO CAP (Kotte)
PEO (Jones)
Other NEO CAP
Net Income

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our share-based compensation programs.

Policies and Practices Regarding the Grant of Equity Awards
We do not schedule the grant of any equity awards in anticipation of the disclosure of material, non-public information and we do not schedule the disclosure of material, non-public information based on the timing of granting equity awards. The Compensation Committee reviews and approves the annual grant of equity awards, including stock options and RSUs, as part of its annual compensation review, which generally occurs in April of each year. Equity awards may also be granted outside this annual cycle in connection with new hires, promotions, retention, or other purposes. Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant. During 2024, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.
Securities Authorized For Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3) (in thousands)
Equity compensation plans approved by security holders(4)	2,173	$25.80	820
Equity compensation plans not approved by security holders(1)	630	$11.85	389
Total	2,803	$19.84	1,209

(1)
Includes non-voting Profit Units issued by Blizzard Management Feeder, LLC, to employees on behalf of the Company, effective September 13, 2019 in conjunction with the Centerbridge Acquisition. This number also includes shares available for future issuance under the Inducement Plan. See Note 7 of the Audited Financial Statements for a brief description of the material features of the Profits Units and the Inducement Plan.

(2)
The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs, performance stock units, or employee stock purchase plan (“ESPP”), as such awards do not have an exercise price.

(3)	Includes shares available for future issuance under our 2020 Plan, the Inducement Plan, and our ESPP.
(4)	Includes shares available for issuance under the 2020 Plan and our ESPP. See Note 7 of the Audited Financial Statements for a brief description of the material features of the 2020 Plan and our ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock and our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 21, 2025, unless otherwise indicated.
As described in “Certain Relationships and Related Person Transactions,” each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such LLC Interests.
The Continuing Equity Owners may, subject to certain exceptions, exercise such redemption right for as long as their LLC Interests remain outstanding. See “Certain Relationships and Related Person Transactions—GoHealth Holdings, LLC Agreement.” In connection with our IPO, we issued to each Continuing Equity Owner, for nominal consideration, one share of Class B common stock for each LLC Interest such Continuing Equity Owner owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests Centerbridge and our Founders own as of April 21, 2025.
The number of shares beneficially owned by each stockholder as described in this Proxy Statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of April 21, 2025 is computed on the basis of 50,000 shares of Series A preferred stock (convertible into 4,304,718 shares of Class A common stock), 11,083,440 shares of our Class A common stock outstanding and 12,623,288 shares of our Class B common stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each LLC Interest, held by such person that are currently exercisable or will become exercisable within 60 days of April 21, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders
Centerbridge(3)	—	—	4,179,850	37.7%	5,386,178	42.7%	34.2%
NVX Holdings(4)	—	—	53,820	*	6,178,532	48.9%	22.2%
Blizzard Management Feeder, LLC(5)(6)	—	—	—	—	1,001,685	7.9%	3.6%
Anthem Insurance Companies, Inc.(7)	35,000	70.0%	—	—	—	—	9.9%

NEOs and Directors
Vijay Kotte(8)	—	—	1,000,378	9.0%	—	—	3.6%
Brendan Shanahan	—	—	—	—	—	—	—
Michael Hargis	—	—	108,315	*	—	—	*

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage
Clinton P. Jones(4)(6)(9)	—	—	80,136	*	6,389,620	50.6%	23.1%
Brandon Cruz(4)(6)(10)	—	—	80,136	*	6,389,620	50.6%	23.1%
Karoline Hilu, M.D.(11)	—	—	27,164	*	—	—	*
Jeremy W. Gelber	—	—	—	—	—	—	—
David Fisher(12)	—	—	96,223	*	—	—	*
Abhiraj Modi	—	—	—	—	—	—
Alexander Timm(13)	—	—	38,524	*	8,276	*	*
Alan Wheatley(14)	—	—	9,906	*	—	—	*
All directors and executive officers as a group (12 individuals)	—	—	1,400,585	12.6%	6,654,790	52.7%	28.7%

(1)
Does not include beneficial ownership of LLC Interests or Class B shares that may be redeemed for shares of our Class A common stock on a one-for-one basis or cash, as described above. When an LLC Interest is exchanged by a continuing equity owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)
Represents the percentage of voting power of our preferred stock, Class A common stock and Class B common stock voting as a single class. The holders of our preferred stock are able to vote along with the Class A common stockholders on an as-converted basis. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our Amended and Restated Certificate of Incorporation.

(3)
Based solely on information obtained from a Schedule 13D/A filed on August 25, 2023: consists of (i) 2,712,197 shares of Class A common stock held by CB Blizzard Lower Holdings A, L.P., (ii) 1,467,653 shares of Class A common stock held by CB Blizzard Holdings C, L.P., and (iii) 5,386,178 LLC Interests (and associated shares of Class B common stock) held by CB Blizzard Lower Holdings B, L.P. CCP GP is the general partner of CB Blizzard Holdings C, L.P. and may be deemed to share beneficial ownership of the securities held of record by CB Blizzard Holdings C, L.P. CCP GP is also the general partner of Centerbridge Associates, which is the general partner of each of CCP III and CB Blizzard, which are the owners of CB Blizzard Lower Holdings GP A, LLC, which is the general partner of CB Blizzard Lower Holdings A, L.P. As a result, each of CCP GP, Centerbridge Associates, CCP III, CB Blizzard and CB Blizzard Lower Holdings GP A, LLC may be deemed to share beneficial ownership of the Class A Common Stock held by CB Blizzard Lower Holdings A, L.P. CCP GP is also the sole manager of Blizzard Aggregator, which is the owner of CB Blizzard Lower Holdings GP B, LLC, which is the general partner of CB Blizzard Lower Holdings B, L.P. As a result, each of CCP GP, Blizzard Aggregator and CB Blizzard Lower Holdings GP B, LLC may be deemed to share beneficial ownership of the LLC Interests held by CB Blizzard Lower Holdings B, L.P. Jeffrey H. Aronson is the sole director of CCP GP and, as a result, may be deemed to beneficially own the securities held by each of CB Blizzard Lower Holdings A, L.P. and CB Blizzard Lower Holdings B, L.P. However, none of the foregoing should be construed in and of itself as an admission by Mr. Aronson or by any Reporting Person as to beneficial ownership of securities owned by another Reporting Person. In addition, Mr. Aronson expressly disclaims beneficial ownership of the shares of Class A Common Stock held by CB Blizzard Lower Holdings A, L.P., as well as the LLC Interests held by CB Blizzard Lower Holdings B, L.P., except to the extent of any proportionate pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)
Based solely on information obtained from a Schedule 13D/A filed on August 25, 2023: consists of (i) 6,178,532 LLC Interests (and associated shares of Class B common stock) held by NVX Holdings, Inc., (ii) 53,820 shares of Class A common stock held by NVX Holdings, Inc., (iii) 2,921 LLC Interests (and associated shares of Class B common stock) held by BCCJ, LLC and (iv) 11,866 shares of Class A common stock held by BCCJ, LLC. Clinton P. Jones and Brandon M. Cruz are the Chief Executive Officer and President of NVX Holdings, respectively, are members of the Board of Managers of BCCJ, LLC, and share voting and investment control over the shares held by NVX Holdings, Inc. and BCCJ, LLC. The business address of each of NVX Holdings, Inc. and BCCJ, LLC are c/o NVX Holdings, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.

(5)	Consists of 1,001,685 LLC Interests (and associated shares of Class B common stock), held by Blizzard Management Feeder, LLC (“Feeder”) and directly held by Feeder for the benefit of Feeder's members.
(6)
Each of the members of Feeder directly hold common units of Feeder that correspond to the LLC Interests (and associated shares of Class B common stock) directly held by Feeder for each such member's benefit and are entitled to (subject to time-based vesting requirements) direct Feeder to (i) initiate a redemption of the LLC Interests as described above and (ii) vote the associated shares of Class B common stock held by Feeder for such member's benefit on all matters presented to stockholders for a vote generally, including the election of directors. The business address of Feeder is c/o NVX Holdings, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.

(7)
Anthem Insurance Companies, Inc. (“Anthem”) currently holds 35,000 shares of preferred stock (“Anthem’s Preferred Stock”) which is convertible into Class A common stock of the Company. As of the Record Date, Anthem’s Preferred Stock would be convertible into 4,067,597 shares of Class A common stock. However, pursuant to the Certificate of Designations of Series A Convertible Perpetual Preferred Stock, Anthem’s voting rights shall not exceed 9.99% of the issued and outstanding shares with voting rights. Accordingly, in order to prevent exceeding the voting cap, Anthem’s Preferred Stock is currently convertible into 2,871,003 shares of Class A common stock and 1,196,594 is convertible into Series A-1 Convertible Non-Voting Perpetual Preferred Stock.

(8)	Consists of (i) 775,380 shares of Class A common stock, (ii) 177,776 stock options, and (iii) 47,222 stock options vesting within 60 days of April 21, 2025, each directly owned by Mr. Kotte.

(9)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Jones. Also includes (i) 6,925 Class A common shares and (ii) 7,525 stock options, each directly owned by Mr. Jones. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Jones' affiliation with such entities.

(10)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Cruz. Also includes (i) 6,925 shares of Class A common stock and (ii) 7,525 stock options, each directly owned by Mr. Cruz. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Cruz’s affiliation with such entities.

(11)	Consists of (i) 23,512 shares of Class A common stock and (ii) 3,652 restricted stock units vesting within 60 days of April 21, 2025.
(12)	Consists of (i) 90,137 shares of Class A common stock and (ii) 6,086 restricted stock units vesting within 60 days of April 21, 2025.
(13)
Consists of (i) 34,872 shares of Class A common stock, (ii) 8,276 Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Timm, and (iii) 3,652 restricted stock units vesting within 60 days of April 21, 2025.

(14)	Consists of (i) 7,428 shares of Class A common stock and (ii) 2,478 restricted stock units vesting within 60 days of April 21, 2025.
*	Represents beneficial ownership of less than 1%
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and all persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To the Company’s knowledge, based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, information provided to the Company by individual directors, executive officers, and the beneficial owners of more than 10% of the Company’s equity securities, all Section 16(a) filing requirements were complied with on a timely basis with the exception of (i) the Form 4 filed on July 18, 2024 on behalf of Alexander Timm to report a grant of restricted stock units on June 12, 2024, (ii) the Form 4 filed on July 18, 2024 on behalf of David Fisher to report a grant of restricted stock units on June 12, 2024, and (iii) the Form 4 filed on July 18, 2024 on behalf of Karolina Hilu to report a grant of restricted stock units on June 12, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board of Directors has adopted a written Related Party Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Chief Legal Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain current transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Related Party Agreements
Related Party Employment Relationships
We employed Shane E. Cruz, brother of Brandon M. Cruz, Co-Chairman of our Board of Directors, as our Chief Strategy Officer until his termination on June 30, 2023 (the “Separation Date”). Prior to his appointment as Chief Strategy Officer in 2022, Mr. Cruz served as our Chief Operating Officer beginning in 2020 and Chief Technology Officer of GoHealth beginning in 2014. We established Mr. Cruz’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. In his capacity as Chief Strategy Officer, Mr. Cruz received approximately $1,259,033 in fiscal year 2023 and $3,486,984 in fiscal year 2022, each including equity awards measured at grant date fair value. Further, in connection with Mr. Cruz’s termination, we entered into a separation agreement with Mr. Cruz in July 2023 to memorialize the benefits under Mr. Cruz’s Amended & Restated Employment Agreement with the Company, dated August 1, 2022, and provide for (i) a continuation of base salary for a two-(2) year period following the Separation Date, (ii) a cash bonus for 2023 at 100% of the targeted bonus, (iii) acceleration of any unvested LLC profits interests granted to Mr. Cruz prior to the 2020 initial public offering, (iv) acceleration of any unvested equity awards issued by the Company that would have vested within the 24-month period beginning on the Separation Date had Mr. Cruz remained employed by the Company, and (v) up to 24 months of COBRA premium reimbursement following the Separation Date. The separation benefits are subject to Mr. Cruz’s continued compliance with applicable restrictive covenants.

Agreements Involving our Founders
We have entered into various lease agreements (as amended and restated, the “RPT Leases”) with Wilson Tech 5, LLC, 214 W Huron LLC, 220 W Huron Street Holdings LLC and 215 W Superior LLC, each of which are controlled by our Founders, to lease our former corporate offices at 214 West Huron Street, Chicago, Illinois, 220 West Huron Street, Chicago, Illinois, 215 West Superior Street, Chicago, Illinois, and a site in Lindon, Utah. Our lease agreement with Wilson Tech 5, LLC expires ten years after the May 12, 2020 commencement date; our lease agreement with 214 W Huron LLC expired on July 31, 2024; our lease agreements with 220 W Huron Street Holdings LLC expired on May 31, 2024 and July 31, 2024. Our lease agreement with 215 W Superior LLC was terminated early and will expire on October 1, 2025. In addition to the lease payments, we are also required to pay operating expenses, maintenance and utilities under the terms of the RPT Leases. For the year ended December 31, 2024, we made aggregate lease payments of $5.5 million under the RPT Leases. For the year ended December 31, 2023, we made aggregate lease payments of $6.0 million under the RPT Leases. Assuming none of the RPT Leases are terminated early, the remaining amounts due under the RPT Leases in aggregate are expected to be approximately $38.5 million.
Anthem Insurance Companies, Inc., an owner of our Series A Preferred Stock (see “Security Ownership of Certain Beneficial Owners and Management”), is a wholly-owned subsidiary of Elevance Health, Inc. (“Elevance”). Elevance is the owner of health plan partners with which we enter into contractual agency relationships. Our health plan partners are responsible for paying our commissions and, for these purposes, act as our customers. Health plans owned by Elevance accounted for approximately $140.1 million or 17.5% of our net revenues for the twelve months ended December 31, 2024, and approximately $142.3 million or 19.4% of our net revenues for the twelve months ended December 31, 2023.
Tax Receivable Agreement
On July 15, 2020, we entered into a Tax Receivable Agreement with GoHealth Holdings, LLC, Continuing Equity Owners and the Blocker Shareholders that provides for the payment by GoHealth, Inc. to the Continuing Equity Owners and the Blocker Shareholders of 85% of the amount of certain tax benefits, if any, that GoHealth, Inc. actually realizes, or in some circumstances is deemed to realize as a result of the transactions described above, including the acquisition of GoHealth, Inc.’s allocable share of the existing tax basis in GoHealth Holdings, LLC’s assets in connection with the Transactions (including the Blocker Company’s share of existing tax basis), increases to such allocable share of existing tax basis, the Basis Adjustments and certain other tax benefits arising from payments made under the Tax Receivable Agreement. GoHealth Holdings, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange and including for this purpose the purchase of LLC Interests directly from certain Continuing Equity Owners described above) of LLC Interests for Class A common stock or cash occurs or when GoHealth Holdings, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Continuing Equity Owners maintaining a continued ownership interest in GoHealth Holdings, LLC. If a Continuing Equity Owner transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Owner generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such LLC Interests. In general, the Continuing Equity Owners’ and Blocker Shareholders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without such person becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Continuing Equity Owner’s or Blocker Shareholders’ interest therein. During the fourth quarter of 2024, we paid $0 to the Continuing Equity Owners and Blocker Shareholders related to fiscal year 2023 under the Tax Receivable Agreement. Additionally, we made 2024 tax distributions totaling $775,116 to several current and former employees, including certain executive officers, as well as other partners related to state taxable income allocated to such persons.
GoHealth Holdings, LLC Agreement
On July 15, 2020, we and the Continuing Equity Owners entered into GoHealth Holdings, LLC’s Second Amended and Restated Limited Liability Company Agreement (the “GoHealth Holdings, LLC Agreement”).
•	Appointment as Managing Member. Under the GoHealth Holdings, LLC Agreement, we became a member and the sole manager of GoHealth Holdings, LLC. As the sole manager, we are able to control all of the day- to-day business affairs and decision-making of GoHealth Holdings, LLC without the approval of any other member. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of GoHealth Holdings, LLC and daily management of GoHealth Holdings, LLC’s business. Pursuant to the terms of the GoHealth Holdings, LLC Agreement, we cannot be removed or replaced as the sole manager of GoHealth Holdings, LLC except by our resignation, which may be given at any time by written notice to the members.
•
Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of GoHealth Holdings, LLC. We are entitled to reimbursement by GoHealth Holdings, LLC for reasonable fees and expenses incurred on behalf of GoHealth Holdings, LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence.

•
Distributions. The GoHealth Holdings, LLC Agreement requires “tax distributions,” as that term is used in the agreement, to be made by GoHealth Holdings, LLC to its members on a pro rata basis, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements. Tax distributions will be made on a quarterly basis, to each member of GoHealth Holdings, LLC, including us, based on such member’s allocable share of the taxable income of GoHealth Holdings, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, GoHealth, Inc.’s allocable share of GoHealth Holdings, LLC’s taxable income shall be net of its share of taxable losses of GoHealth Holdings, LLC and shall be determined without regard to any Basis Adjustments (as described above under “—Tax Receivable Agreement”). The assumed tax rate for purposes of determining tax distributions from GoHealth Holdings, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to any one of GoHealth Holdings, LLC’s members, regardless of the actual final tax liability of any such member. During 2020, we made tax distributions to certain executive officers to account for delinquent tax distributions related to taxable income allocated to such persons for 2020. The GoHealth Holdings, LLC Agreement also allows for cash distributions to be made by GoHealth Holdings, LLC (subject to our sole discretion as the sole manager of GoHealth Holdings, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect GoHealth Holdings, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements.

•
Transfer Restrictions. The GoHealth Holdings, LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The GoHealth Holdings, LLC Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each common unit) that are necessary or advisable so that GoHealth Holdings, LLC is not treated as a “publicly-traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the GoHealth Holdings, LLC Agreement, such member will be required to simultaneously transfer shares of Class B common stock to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.

The GoHealth Holdings, LLC Agreement provides a redemption right to the Continuing Equity Owners which entitles them to have their LLC Interests redeemed (subject in certain circumstances to time-based vesting requirements) for, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by GoHealth, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. The Continuing Equity Owners may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) the Continuing Equity Owners will be required to surrender a number of shares of our Class B common stock registered in the name of such redeeming or exchanging Continuing Equity Owner, and therefore, will be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) all redeeming members will surrender LLC Interests to GoHealth Holdings, LLC for cancellation.
Except as otherwise determined by us, the GoHealth Holdings, LLC Agreement requires GoHealth Holdings, LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (1) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (2) GoHealth Holdings, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the number of shares of Class B common stock issued and outstanding and the number of LLC Interests owned by Centerbridge, our Founders and their permitted transferees, collectively.
Stockholders Agreement
Pursuant to the Stockholders Agreement, (i) Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge Directors,” who will be Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director. In addition, (i) Centerbridge has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge-Designated Independent Directors,” who will be Centerbridge-Designated Independent Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director not standing for election in such election, would result in there being one Centerbridge-Designated Independent Director.
Pursuant to the Stockholders Agreement, (i) NVX Holdings has the right designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly- issued shares of our class A common stock on a one-for-one basis), NVX Holdings has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Directors not standing for election in such election, would result in there being one Founders Director. In addition, (i) NVX

Holdings has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders- Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly- issued shares of our Class A common stock on a one-for-one basis), NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director. Additionally, pursuant to the Stockholders Agreement, each of Centerbridge and NVX Holdings has the right to appoint one board observer so long as Centerbridge or NVX Holdings, respectively, beneficially own, directly or indirectly, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly- issued shares of our Class A common stock on a one-for-one basis).
Each of Centerbridge and NVX Holdings have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, the Centerbridge-Designated Independent Directors, the Founders Directors and the Founders-Designated Independent Directors. Additionally, pursuant to the Stockholders Agreement, we shall take all commercially reasonable actions to cause (1) the Board of Directors to be comprised of at least nine directors or such other number of directors as our Board of Directors may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or the charter for, or related guidelines of, the Board of Directors’ Nominating and Corporate Governance Committee.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 15% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
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any transaction or series of related transactions, in which any “person” or “group” acquires, directly or indirectly, in excess of fifty percent (50%) of then outstanding shares of capital stock of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries or has the direct or indirect power to elect a majority of the members of our Board;

•	the sale, lease or exchange of all or substantially all of the property and assets of the Company and its subsidiaries, taken as a whole;
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any acquisition or disposition by the Company or any of its subsidiaries of assets, persons, equity interests or businesses, or entry into any joint venture by the Company, where the aggregate consideration is greater than $50.0 million in any single transaction or series of related transactions;

•	the creation of a new class or series of capital stock or equity securities of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;

•
any issuance of additional shares of Class A common stock, Class B common stock, Class C common stock, preferred stock or other equity securities of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;

•	any amendment or modification of the organizational documents of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;
•
other than as contemplated by the LLC Agreement, any repurchase, redemption or other acquisition of any equity interests or other securities of, or other ownership interests in the Company or any of its subsidiaries;

•
any incurrence of new indebtedness or refinancing of existing indebtedness by us, any guarantee made by the Company or any of its subsidiaries or any grant of any security interest in any of the assets of the Company or any of its subsidiaries, in each case with a value in excess of $25.0 million;

•	settlement of any material litigation or similar action to which the Company or any subsidiary is a party or could otherwise be bound;
•	any engagement of, or change to, our independent auditor;
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the hiring or termination (other than a termination for cause) of our Chief Executive Officer; provided, with respect to the hiring of the Chief Executive Officer, such approval shall not be unreasonably withheld if the candidate for Chief Executive Officer has been approved by the Board;

•
(i) any increase, decrease or change in compensation (including equity compensation or other employment terms) with respect to our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Chief Strategy Officer or (ii) any approval, authorization or implementation of, or any change, amendment or modification to, any employee equity incentive plan, agreement or arrangement of the Company or any of its Subsidiaries; and

•	any agreement, authorization or commitment to do any of the foregoing.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 5% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;
•	the (i) resignation, replacement or removal of the Company as the sole manager of GoHealth Holdings, LLC or (ii) appointment of any additional person as a manager of GoHealth Holdings, LLC;
•	any increase or decrease of the size of our Board;
•	any material change to the primary nature of the Company and its subsidiaries’ business; and
•
any transaction with any affiliate, director or officer of the Company or any of its subsidiaries (other than employment arrangements with any such director or officer) involving an amount in excess of $3.0 million.

The Stockholders Agreement will terminate upon the earlier to occur of (i) each of Centerbridge and NVX Holdings cease to own any of our Class A common stock or Class B common stock or (ii) by unanimous consent of us, Centerbridge and NVX Holdings.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this Proxy Statement
You are viewing or have received these proxy materials because GoHealth’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, GoHealth is making this Proxy Statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 28, 2025 we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials
If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 21, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Series A preferred stock is entitled to vote with Class A common shares on an as-converted basis subject to the voting caps as described further in the Certificate of Designations. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Annual Meeting. Holders of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, vote together as a single class on any matter (including the election of directors and the ratification of our independent registered public accounting firm) that is submitted to a vote of stockholders, unless otherwise required by law or our Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 50,000 Series A preferred shares (convertible into 4,304,718 voting shares), 11,083,440 shares of Class A common stock and 12,623,288 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. The Class A shares, on an as-converted basis represent 56.1% of voting power of our common stock and Class B shares represent 43.9%.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
GoHealth will hold the Annual Meeting virtually this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GOCO2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:55 a.m. Eastern Daylight Time (8:55 a.m. Central Daylight Time), and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the Annual Meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone before the Annual Meeting—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail before the Annual Meeting—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
by Internet at the Annual Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 17, 2025. To participate in the Annual Meeting, including to vote via the Internet or by telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote any time before it is voted:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy via the Internet or by telephone;
•	by giving written notice of revocation to the Corporate Secretary of GoHealth prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GOCO2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GOCO2025.
Will there be a question and answer (“Q&A”) session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the Annual Meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the Annual Meeting or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal since brokers can vote with discretion on this proposal.

Proposal 3: Advisory vote to approve the compensation of the Company’s Named Executive Officers (Say-on-Pay Vote)	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 4: Approval of an Amendment to the Company’s Amended and Restated 2020 Incentive Award Plan	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Say-on-Pay Vote and the proposal regarding an approval of an amendment to the Company’s Amended and Restated 2020 Incentive Award Plan, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.
Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP, the Say-on-Pay Vote or the approval of the amendment to the Company’s Amended and Restated 2020 Incentive Award Plan.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the Say-on-Pay Vote or the approval of the amendment to the Company’s Amended and Restated 2020 Incentive Award Plan. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654 in writing not later than December 29, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than February 18, 2026 and no later than March 20, 2026. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 18, 2026, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made.
In addition to satisfying the requirements regarding director nominations in our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 20, 2026.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

CERTAIN DEFINITIONS
In connection with the closing of our initial public offering of our Class A common stock in July 2020 (the “IPO”), we effected certain organizational transactions which we refer to as the “Transactions.” As used in this accompanying Proxy Statement, unless otherwise indicated, references to:
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“we,” “us,” “our,” the “Company,” “GoHealth” and similar references refer: (1) following the consummation of the Transactions, including our IPO, to GoHealth, Inc., and, unless otherwise stated, all of its direct and indirect subsidiaries, including GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), and (2) prior to the completion of the Transactions, including our IPO, to GoHealth Holdings, LLC and, unless otherwise stated, all of its direct and indirect subsidiaries, or, as applicable, Norvax.

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“Blocker Company” refers to an entity affiliated with Centerbridge that was an indirect owner of LLC Interests in GoHealth Holdings, LLC prior to the Transactions and is taxable as a corporation for U.S. federal income tax purposes.

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“Blocker Shareholders” refers to entities affiliated with Centerbridge, the owners of the Blocker Company prior to the Transactions, who exchanged their interests in the Blocker Company for shares of our Class A common stock and cash in connection with the consummation of the Transactions.

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“Centerbridge” refers to Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control (including any such fund or entity formed to hold shares of Class A common stock for the Blocker Shareholders).

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“Centerbridge Acquisition” refers to the acquisition, on September 13, 2019, by Centerbridge, indirectly through a subsidiary of GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), an entity formed in contemplation of the acquisition, of a 100% interest in Norvax.

•	“Founders” refers, collectively, to Brandon M. Cruz and Clinton P. Jones, our Co-Chairmen of the Board.
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“GoHealth Holdings, LLC Agreement” refers to GoHealth Holdings, LLC’s amended and restated limited liability company agreement, dated July 15, 2020, and pursuant to which, among other things, holders of any shares of Class B common stock corresponding to common units which remain subject to vesting conditions in accordance with any applicable equity plan or individual award agreement agreed to abstain from voting any such shares of Class B common stock at any annual or special meeting of stockholders.

•	“LLC Interests” refers to the common units of GoHealth Holdings, LLC, including those that we purchased with a portion of the net proceeds from our IPO.
•	“Norvax” refers to Norvax, LLC, a Delaware limited liability company and a subsidiary of GoHealth Holdings, LLC.
•	“NVX Holdings” refers to NVX Holdings, Inc., a Delaware corporation that is controlled by the Founders.
•	“Transactions” refers to our IPO and certain organizational transactions that were effected in connection with our IPO, and the application of the net proceeds therefrom.
GoHealth, Inc. is a holding company and the sole managing member of GoHealth Holdings, LLC, and its principal asset consists of LLC Interests.

GOHEALTH, INC.’S ANNUAL REPORT ON FORM 10-K
A copy of GoHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 21, 2025 without charge upon written request addressed to:
GoHealth, Inc.
Attention: Corporate Secretary
222 West Merchandise Mart
Plaza, Suite 1750
Chicago, Illinois 60654
A reasonable fee will be charged for copies of exhibits. You may access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 at www.proxyvote.com. You also may access our Annual Report on Form 10-K at investors.gohealth.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Brad Burd, Chief Legal Officer and Corporate Secretary
Chicago, Illinois
April 28, 2025

Appendix A
GOHEALTH, INC.
SECOND
AMENDED AND RESTATED 2020 INCENTIVE AWARD PLAN
ARTICLE 1.

PURPOSE
The purpose of the GoHealth, Inc. Second Amended and Restated 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of GoHealth, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
2.2 “Affiliate” shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.
2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4 “Applicable Law” shall mean any applicable law, including, without limitation:(a)provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.5 “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Change in Control” shall mean and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.8(c)(i), 2.8(c)(ii) or 2.8(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or
(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(d) The date specified by the Board following approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.
2.11 “Common Stock” shall mean the Class A common stock of the Company.
2.12 “Company” shall have the meaning set forth in Article 1.
2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Director” shall mean a member of the Board, as constituted from time to time.
2.15 “Director Limit” shall have the meaning set forth in Section 4.6.
2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.
2.17 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.18 “Effective Date” shall mean the day prior to the Public Trading Date.
2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.
2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.23 “Exchange Program” shall mean a Program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
2.24 “Expiration Date” shall have the meaning given to such term in Section 12.1(c).
2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.
Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.27 “Holder” shall mean a person who has been granted an Award.
2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.29 “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.33 “Option Term” shall have the meaning set forth in Section 5.4.
2.34 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.35 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
2.36 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix)

regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.
2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator.
2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.40 “Plan” shall have the meaning set forth in Article 1.
2.41 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.42 “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
2.43 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.44 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.
2.45 “SAR Term” shall have the meaning set forth in Section 5.4.
2.46 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.47 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.48 “Shares” shall mean shares of Common Stock.
2.49 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.50 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.51 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52 “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.

SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to the sum of: (i)  ~~16,732,967~~  2,006,148 and (ii) an annual increase on the first day of each calendar year beginning on January 1, 2023 and ending on and including January 1, 2030, equal to the lesser of (A) 5% of the shares of Class A common stock and Class B common stock outstanding (on an as- converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board; provided, however, no more than  ~~16,732,967~~  1,781,148 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b) If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, are surrendered pursuant to an Exchange Program, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, subject to Applicable Law, be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre- existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
ARTICLE 4.

GRANTING OF AWARDS
4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to any non-employee director compensation policy adopted by the Board, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.
4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.
4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.
4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6 Non-Employee Director Awards. Notwithstanding any provision to the contrary in the Plan or in any non-employee director compensation policy adopted by the Board, the sum of the amount of any cash-based Awards or other fees and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year following the Public Trading Date shall not exceed $500,000, increased to $750,000 with respect to the calendar year of a Non-Employee Director’s initial service as a Non-Employee Director (the applicable amount, the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.
ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.
5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the

Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
5.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
ARTICLE 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2 Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.
(c) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.
6.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 7.

AWARD OF RESTRICTED STOCK
7.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.
7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.
7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator or as otherwise provided in an Award Agreement, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.
7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
8.2 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service, subject to Section 11.7.
8.3 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
ARTICLE 9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
9.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
ARTICLE 10.

ADDITIONAL TERMS OF AWARDS
10.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b)Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3 Transferability of Awards.
(a) Except as otherwise provided in Sections 10.3(b) and 10.3(c):
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the

Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and
(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c) Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
10.4 Conditions to Issuance of Shares.
(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
10.6 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 10.6, 12.2 or 12.10).
10.7 Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
ARTICLE 11.

ADMINISTRATION
11.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.
11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs (including Exchange Programs) and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.
11.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder Award;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Institute and determine the terms and conditions of an Exchange Program;
(i) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(j) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.
11.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors)

to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
11.7 Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award.
ARTICLE 12.

MISCELLANEOUS PROVISIONS
12.1 Amendment, Suspension or Termination of the Plan.
(a) Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b) Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan without approval of the Company’s stockholders given within twelve (12) months before or after such increase.
(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.
12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any non-employee director compensation policy adopted by the Board.
(b) In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v) To replace such Award with other rights or property selected by the Administrator; and/or
(vi) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).
(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f) For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
(i) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.
12.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

GoHealth™
GOHEALTH, INC.
222 W. MERCHANDISE MART PLAZA, SUITE 1750
CHICAGO, IL 60654

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V74098-P28670 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOHEALTH, INC.

The Board of Directors recommends you vote FOR each of the nominees listed below.

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brandon M. Cruz
02) Alan Wheatley
03) Abhiraj R. Modi

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V74099-P28670

GOHEALTH, INC.
Annual Meeting of Stockholders
June 18, 2025 10:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of GoHealth, Inc. hereby appoint(s) Brad Burd and Brendan Shanahan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Series A preferred stock, Class A common stock and/or Class B common stock of GoHealth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on June 18, 2025, via a live webcast at www.virtualshareholdermeeting.com/GOCO2025, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side